RESTRICTED STOCK GRANT NOTICE
UNDER THE
PRA HEALTH SCIENCES, INC.
2018 STOCK INCENTIVE PLAN
(Time-Based Vesting Award for Employees)
PRA Health Sciences, Inc. (the “Company”), pursuant to the PRA Health Sciences, Inc. 2018 Stock Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below. The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[•]

Date of Grant:	[•]
Number of Shares of

Restricted Stock:	[•]

Vesting Schedule:	[•]

Additional Terms:
The Participant may make an election under Section 83(b) of the Code in connection with the grant of Restricted Stock hereunder, provided the Participant notifies the Company within ten (10) days of such election and provides the Company with a copy of the same.

BY ACCEPTING THIS AWARD, PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

PRA HEALTH SCIENCES, INC.

Colin Shannon
President and Chief Executive Officer

RESTRICTED STOCK AGREEMENT
UNDER THE
PRA HEALTH SCIENCES, INC.
2018 STOCK INCENTIVE PLAN
Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the PRA Health Sciences, Inc. 2018 Stock Incentive Plan (the “Plan”), PRA Health Sciences, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock provided in the Grant Notice. The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.
2. Vesting. Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided in the Grant Notice. With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.
3. Issuance of Shares of Restricted Stock. The provisions of Section 8(d)(i) of the Plan are incorporated herein by reference and made a part hereof.
4. Treatment of Shares of Restricted Stock Upon Termination. Except as otherwise provided in the Grant Notice, in the event of the Participant’s Termination for any reason prior to the date that all of the shares of the Participant’s Restricted Stock have vested, (x) all vesting with respect to the Participant’s Restricted Stock shall cease and (y) all unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
5. Company; Participant.
(a) The term “Company” as used in this Restricted Stock Agreement with reference to employment shall include the Company and its Subsidiaries.
(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6. Non-Transferability. The shares of Restricted Stock are not transferable by the Participant other than (i) by will or the laws of descent and distribution or (ii) to Permitted Transferees, as specifically approved in writing by the Committee following written notice to the Committee, in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.
7. Rights as Stockholder; Legend. The provisions of Sections 8(b) and 8(e) of the Plan are incorporated herein by reference and made a part hereof.
8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
9. Notice. Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally (through email or otherwise) or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10. No Right to Continued Service. This Restricted Stock Agreement does not confer upon the Participant any right to continue as an employee or service provider of the Company.
11. Binding Effect. This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Agreement shall be valid only if made in writing and signed by the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) cancel the shares of Restricted Stock or (ii) require that the Participant forfeit any gain realized on the vesting of the Restricted Stock, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all shares of Restricted Stock shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, and (ii) applicable law.
14. Governing Law. This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. NOTWITHSTANDING ANYTHING CONTAINED IN THIS RESTRICTED STOCK AGREEMENT, THE GRANT NOTICE OR THE PLAN TO THE CONTRARY, BY ACCEPTING THIS AWARD, THE PARTICIPANT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF AND VENUE IN THE COURTS OF DELAWARE, IF ANY SUIT OR CLAIM IS INSTITUTED BY THE PARTICIPANT OR THE COMPANY RELATING TO THIS RESTRICTED STOCK AGREEMENT.
15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.
16. Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the following provisions:
Non-Compete:
During the Participant’s term of employment with the Company or any of its Affiliates (the “Employment Period”) and the Non-competition Period (as defined below), the Participant may not within (i) the country in which the Participant’s office with the Company or any of its Affiliates was located at the Participant’s Termination or (ii) fifty (50) miles of the location of the Participant’s office with the Company or any of its Affiliates at the Participant’s Termination, be engaged or employed by a Competing Company (as defined below), whether as owner, manager, officer, director, employee, consultant or otherwise, to (a) provide products or services that are the same or substantially similar to the products and services provided by the Company or any of its Affiliates, or (b) perform duties and responsibilities that are the same or substantially related to the duties and responsibilities that the Participant performed for the Company or any of its Affiliates at any time during the twenty-four (24) months prior to the Participant’s Termination.
For the purposes of this Section 16, the term “Non-competition Period” means the period of twelve (12) months after the Participant’s Termination for whatever reason.
For the purposes of this Section 16, the term “Competing Company” means any entity (and its respective affiliates and successors) that competes with the Company or any of its Affiliates in the provision of Customer Services (as defined below), including, without limitation, the following entities and their affiliates and successors to the extent that and for so long as those said entities, affiliates, and successors compete with the Company or any of its Affiliates in the provision of Customer Services: Celerion Inc., Charles River Laboratories International, Inc., Cognizant Technology Solutions Corporation, ICON plc, IQVIA Holdings Inc., Laboratory Corporation of America Holdings (including Covance Inc., Chiltern International Ltd. and Theorem Clinical Research), Mapi Developpement SAS, Medidata Solutions, Inc., Medpace, Inc., PAREXEL International Corporation, Pharm-Olam International, Pharmaceutical Product Development, Inc., Premier Research Group Ltd., PSI CRO AG, Syneos Health, Inc., Synteract, Inc., United BioSource Corporation, UnitedHealth Group Incorporated (including OptumHealth), Veeva Systems Inc., WorldWide Clinical Trials, Inc and ZS Associates, Inc.
For the purposes of this Section 16, the term “Customer Services” means any product or service provided by the Company or any of its Affiliates to a third party for remuneration, (i) during the Employment Period or (ii) about which the Participant has material knowledge and that the Participant knows the Company or any of its Affiliates will provide or has contracted to provide to third parties during the twelve (12) months following the Employment Period.
Ownership by the Participant of not more than one percent (1%) of the shares of any corporation having a class of equity securities actively traded on a national securities exchange shall not be deemed, in and of itself, to violate the prohibitions set forth in this Section 16.
Non-Solicitation of Clients:
The Participant may not, during the Employment Period and for a period of twelve (12) months after the Participant’s Termination, directly or indirectly, whether as owner, manager, officer, director, employee, consultant or otherwise, solicit the business of, or accept business from, any Customer (as defined below) of the Company or any of its Affiliates at the Participant’s Termination, unless the business being solicited or accepted is not in competition with or substantially similar to the business of the Company or any of its Affiliates. For the purposes of this paragraph, “Customer” means any person or legal entity (and its subsidiaries, agents, employees and representatives) about whom the Participant has acquired material information based on employment with the Company or any of its Affiliates and as to whom the Participant has been informed that the Company or any of its Affiliates provides or will provide services.
Non-Solicitation of Employees:
The Participant may not, during the Employment Period and for a period of twelve (12) months after the Participant’s Termination, directly or indirectly, solicit or induce (or attempt to solicit or induce) to leave the employ of the Company or any of its Affiliates, for any reason whatsoever, any person employed by the Company or any of its Affiliates at the time of the act of solicitation or inducement, including by (i) identifying for any third party employees of the Company or any of its Affiliates who have special knowledge concerning the Company’s or any of its Affiliates’ processes, methods or confidential affairs or (ii) commenting about the quality of work, special knowledge, compensation, skills or personal characteristics of any employee of the Company or any of its Affiliates to any third party.
Miscellaneous:
The Participant specifically acknowledges and agrees that the provisions of this Section 16 are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that the Participant desires to agree to the provisions of this Section 16. In the event that any of the provisions of this Section 16 should ever be held to exceed the time, scope or geographic limitations permitted by applicable law, it is the intention of the parties that such provision be reformed to reflect the maximum time, scope and geographic limitations that are permitted by law.
The Participant acknowledges and agrees that, owing to the special, unique and extraordinary nature of the matters covered by this Section 16, in the event of any breach or threatened breach by the Participant of any of the provisions hereof, the Company or any of its Affiliates would suffer substantial and irreparable injury, which could not be fully compensated by monetary award alone, and the Company and its Affiliates would not have adequate remedy at law. Therefore, the Participant agrees that, in such event, the Company or any of its Affiliates will be entitled to seek temporary and/or permanent injunctive relief against the Participant, without the necessity of proving actual damages or of posting bond to enforce any of the provisions of this Section 16, and the Participant hereby waives the defenses, claims, or arguments that the matters are not special, unique, and extraordinary, that the Company or any such Affiliate must prove actual damages, and that the Company or such Affiliate has an adequate remedy at law. In addition, the Participant shall pay to the Company or such Affiliate and the Company or such Affiliate shall be awarded the reasonable attorney’s fees and costs incurred by such entity as a result of the Participant’s breach of the Participant’s obligations in this Section 16.
The rights and remedies described in this Section 16 are cumulative and are in addition to, and not in lieu of, any other rights and remedies otherwise available under the Restricted Stock Grant Notice and this Restricted Stock Agreement, or at law or in equity, including, but not limited to, monetary damages.
Notwithstanding any other provision of the Restricted Stock Grant Notice and this Restricted Stock Agreement, in the event of any breach by the Participant of any of the provisions of this Section 16, all obligations and liabilities of the Company under the Restricted Stock Grant Notice and this Restricted Stock Agreement shall immediately terminate and be extinguished. Further, in the event of any breach by the Participant of any of the provisions of this Section 16, the restrictive time periods set forth herein do not include any period of violation or period of time required for litigation to enforce the Restricted Stock Grant Notice and this Restricted Stock Agreement.
In the event the Company has a reasonable basis to believe that the Participant may be in breach of any of the provisions of this Section 16, the Company may suspend its obligations to the Participant under the Restricted Stock Grant Notice and this Restricted Stock Agreement until such time as the Participant provides the Company with (i) an undertaking to comply with the provisions of this Section 16 and (ii) an affidavit of compliance with the provisions of this Section 16, both in a form reasonably specified by the Company.
The Participant agrees to inform the Company of the name and address of any employer(s), as well as the Participant’s job title and duties with each employer that the Participant may have or any business with which the Participant may be involved, directly or indirectly, within the Non-competition Period.
The Company shall have the right to disclose the Restricted Stock Grant Notice and this Restricted Stock Agreement or its contents to any of the Participant’s future employers for the purpose of providing notice of the post-employment restrictions contained herein. The Company will provide the Participant with written notice if and when the Company discloses the existence of the Restricted Stock Grant Notice and this Restricted Stock Agreement to any future employer.